EXHIBIT 4.3

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VOLITIONRX LIMITED

_______________

VolitionRx Limited, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The original Certificate of Incorporation was filed with the Secretary of State on September 24, 1998, under the name Standard Capital Corporation, and amended and restated as filed with the Secretary of State on September 30, 2013.

2. The following Second Amended and Restated Certificate of Incorporation was duly adopted by the Corporation's Board of Directors and duly adopted by the stockholders pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE 1

Corporation Name

1.1 The name of the Corporation is VolitionRx Limited.

ARTICLE 2

Registered Office and Agent

2.1 The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1201 Orange Street, Suite 600, One Commerce Center, Wilmington, Delaware, 19801, in the County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Agents and Corporations, Inc. The Corporation hereby designates Agents and Corporations, Inc. to accept service of process within the State of Delaware on behalf of the Corporation.

ARTICLE 3

Purpose

3.1 The nature of the business and the purpose to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

Perpetual Existence

4.1 The Corporation shall have a perpetual existence.

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ARTICLE 5

Directors

5.1 The business and property of the Corporation shall be managed by a Board of Directors composed of not fewer than one (1) director and no more than nine (9) who shall be a natural person of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified. Directors need not be residents of the State of Delaware nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Any director or directors may be removed with or without cause by the shareholders at a meeting called for such purpose.

5.2 In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) To make, alter, amend, and repeal the Bylaws of the Corporation, subject to the power of the holders of stock having voting power to alter, amend, or repeal the Bylaws made by the Board of Directors.

(b) To determine and fix the value of any property to be acquired by the Corporation and to issue and pay in exchange therefore, stock of the Corporation; and the judgment of the directors in determining such value shall be conclusive.

(c) To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for working capital or for any other lawful purposes, and also to abolish any such reserve in the same manner in which it was created.

(d) To determine from time to time whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the Corporation, or any of the books, shall be open for inspection by the shareholders and no shareholder shall have any right to inspect any account or book or document of the Corporation except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders.

(e) The Board of Directors may, by resolution, provide for the issuance of stock certificates to replace lost or destroyed certificates.

ARTICLE 6

Capital Stock

6.1 The aggregate number of shares of stock that the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, par value $0.001 (“Common Stock”).

6.2 Each share of Common Stock shall have, for all purposes one (1) vote per share. The holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled to receive a pro rata portion of the assets of the Corporation, whether such assets are capital or surplus of any nature.

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ARTICLE 7

Stock Transfer Agreements

7.1 This Corporation, and any or all of the shareholders of this Corporation, may from time to time enter into such agreements as they deem expedient relating to the shares of stock held by them and limiting the transferability thereof; and thereafter any transfer of such shares shall be made in accordance with the provisions of such agreement, provided that before the actual transfer of such shares on the books of the Corporation, written notice of such agreement shall be given to this Corporation by filing a copy thereof with the secretary of the Corporation and a reference to such agreement shall be stamped, written or printed with the certificate representing such shares, and the Bylaws of this Corporation may likewise include provisions for the making of such agreement, as aforesaid.

ARTICLE 8

Preemptive Rights

8.1 Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the Corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE 9

Cumulative Voting

9.1 The right to cumulate votes shall not exist with respect to shares of stock of the Corporation.

ARTICLE 10

Private Property of Shareholders

10.1 The private property of the shareholders of the Corporation shall not be subject to the payment of the Corporation's debts to any extent whatever.

ARTICLE 11

Indemnification

11.1 The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment:

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subparagraphs (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subparagraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

ARTICLE 12

Bylaws

12.1 If the Bylaws so provide, the shareholders and the Board of Directors of the Corporation shall have the power to hold their meetings, to have an office or offices, and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside of said state at such place or places as may be designated from time to time by the Board of Directors.

12.2 The Corporation may, in its Bylaws, confer powers upon the Board of Directors in addition to those granted by this Second Amended and Restated Certificate of Incorporation, and in addition to the powers and authority expressly conferred upon them by the laws of the State of Delaware.

12.3 Election of directors need not be by ballot unless the Bylaws so provide.

12.4 Directors shall be entitled to reasonable fees for their attendance at meetings of the Board of Directors.

ARTICLE 13

Related Party Transactions

13.1 In case the Corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest therein which is or might be adverse to the interest of this Corporation, provided that such contracts or transactions are in the usual course of business.

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13.2 In the absence of fraud, no contract or other transaction between this Corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this Corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this Corporation who are so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other Corporation or not so interested.

ARTICLE 14

Limitation of Director Liability

14.1 No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the General Corporation Law of the State of Delaware proscribes this limitation and then only to the extent that this limitation is specifically proscribed.

ARTICLE 15

Amendment to Second Amended and Restated Certificate of Incorporation

15.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon shareholders, directors and officers are subject to this reserved power.

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IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this 7th day of October, 2016.

/s/ Cameron Reynolds

Cameron Reynolds, President

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CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VOLITIONRX LIMITED,

a Delaware corporation

VolitionRx Limited, a Delaware corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on September 24, 1998 under the name “Standard Capital Corporation”, and amended and restated as filed with the Delaware Secretary on September 30, 2013. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on October 7, 2016 (the “Second Amended and Restated Certificate of Incorporation”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 6.1 of Article 6 of the Second Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read in full as follows:

“6.1 The aggregate number of shares of stock that the Corporation shall have authority to issue is One Hundred Seventy-Five Million (175,000,000) shares, consisting of One Hundred Seventy-Five Million (175,000,000) shares of common stock, par value $0.001 (“Common Stock”).”

THIRD: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held on July 2, 2024, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Second Amended and Restated Certificate of Incorporation.

FOURTH: This Certificate of Amendment has been duly adopted and approved in accordance with the applicable provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer this 2nd day of July, 2024.

VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Name:	Cameron Reynolds
Title:	President and Chief Executive Officer

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CERTIFICATE OF SECOND AMENDMENT

OF THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VOLITIONRX LIMITED,

a Delaware corporation

VolitionRx Limited, a Delaware corporation (the “Corporation”), organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on September 24, 1998 under the name “Standard Capital Corporation”, and amended and restated as filed with the Delaware Secretary on September 30, 2013. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on October 7, 2016 (the “Second Amended and Restated Certificate of Incorporation”). The Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on July 2, 2024 (together with the Second Amended and Restated Certificate of Incorporation, the “Restated Certificate”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 6.1 of Article 6 of the Second Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read in full as follows:

“6.1 The aggregate number of shares of stock that the Corporation shall have authority to issue is Three Hundred Twenty-Five Million (325,000,000) shares, consisting of Three Hundred Twenty-Five Million (325,000,000) shares of common stock, par value $0.001 (“Common Stock”).”

THIRD: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held on June 18, 2025, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Restated Certificate.

FOURTH: This Certificate of Second Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved in accordance with the applicable provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Second Amendment of the Second Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer this 18th day of June, 2025.

VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Name:	Cameron Reynolds
Title:	President and Chief Executive Officer

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CERTIFICATE OF THIRD AMENDMENT

OF THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VOLITIONRX LIMITED,

a Delaware corporation

VolitionRx Limited, a Delaware corporation (the “Corporation”), organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on September 24, 1998 under the name “Standard Capital Corporation” and amended and restated as filed with the Delaware Secretary on September 30, 2013. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on October 7, 2016 (the “Second Amended and Restated Certificate of Incorporation”), as amended by the Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary on July 2, 2024, (the “First Amendment”), as further amended by the Certificate of Second Amendment of the Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on June 18, 2025 (the “Second Amendment” and together with the First Amendment and the Second Amended and Restated Certificate of Incorporation, the “Restated Certificate”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 6.1 of Article 6 of the Second Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read in full as follows:

“6.1 The aggregate number of shares of stock that the Corporation shall have authority to issue is Three Hundred Twenty-Five Million (325,000,000) shares, consisting of Three Hundred Twenty-Five Million (325,000,000) shares of common stock, par value $0.001 (“Common Stock”). Effective at 12:01 A.M. Eastern Time on April 28, 2026 (the “Effective Time”), each twenty (20) shares of Common Stock then issued and outstanding, or held in the treasury of the Corporation, immediately prior to the Effective Time shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”

THIRD: That thereafter, pursuant to a resolution of the Board of Directors, the Special Meeting of the Stockholders of the Corporation was duly called and held on March 31, 2026, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Restated Certificate.

FOURTH: This Certificate of Third Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved in accordance with the applicable provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Third Amendment of the Second Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer this 25th day of April.

VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Name:	Cameron Reynolds
Title:	President and Chief Executive Officer

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CERTIFICATE OF FOURTH AMENDMENT

OF THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VOLITIONRX LIMITED,

a Delaware corporation

VolitionRx Limited, a Delaware corporation (the “Corporation”), organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on September 24, 1998 under the name “Standard Capital Corporation” and amended and restated as filed with the Delaware Secretary on September 30, 2013. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on October 7, 2016 (the “Second Amended and Restated Certificate of Incorporation”), as amended by the Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary on July 2, 2024 (the “First Amendment”), as amended by the Certificate of Second Amendment of the Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on June 18, 2025 (the “Second Amendment”), as further amended by the Certificate of Third Amendment of the Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on April 27, 2026 (the “Third Amendment” and together with the First Amendment and the Second Amendment and the Second Amended and Restated Certificate of Incorporation, the “Restated Certificate”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment of the Restated Certificate, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 6.1 of Article 6 of the Second Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read in full as follows:

“6.1 The aggregate number of shares of stock that the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares, consisting of One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.001 (“Common Stock”)”

THIRD: That thereafter, pursuant to a resolution of the Board of Directors, the Annual Meeting of the Stockholders of the Corporation was duly called and held on July 17, 2026, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment of the Restated Certificate.

FOURTH: This Certificate of Fourth Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved in accordance with the applicable provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Fourth Amendment of the Second Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer this 17th day of July, 2026.

VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Name:	Cameron Reynolds
Title:	President and Chief Executive Officer

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